Exhibit 99.1

Millipore Reports First Quarter 2008 Financial Results

BILLERICA, Mass. – April 30, 2008 – Millipore Corporation (NYSE:MIL), a life science leader that provides technologies, tools and services for bioscience research and biopharmaceutical manufacturing, today reported financial results for its first quarter ended March 29, 2008.

Revenues for the first quarter grew 7 percent, totaling $396.2 million. Excluding an 8 percent benefit from changes in foreign currency, revenues in the quarter declined 1 percent. On a divisional basis, excluding changes in foreign currency, Millipore’s Bioscience Division revenues grew 6 percent, offsetting a 7 percent decline in revenues from the Company’s Bioprocess Division.

Millipore’s first quarter net income grew 22 percent totaling $32.6 million, or $0.59 per share, compared to $26.7 million, or $0.49 per share in 2007. Non-GAAP net income grew approximately 9 percent in the first quarter to $44.3 million, or $0.80 per share, compared to $40.5 million, or $0.74, in the first quarter of 2007. Stock-based compensation expenses totaled $0.06 per share in the first quarter of 2008 compared to $0.03 per share in the first quarter of 2007 and are included in both GAAP and non-GAAP earnings per share. A reconciliation of GAAP to non-GAAP financial measures is provided in the Company’s financial tables accompanying this press release.

“The combination of solid performance from our Bioscience Division and effective management of our spending enabled us to drive earnings growth and increase our free cash flow by approximately $40 million in the first quarter,” said Martin Madaus, Chairman & CEO of Millipore. “Our Bioscience Division performed well in all geographic regions, with growth driven by demand for our laboratory water and drug discovery products and services. The revenue growth in our Bioscience Division was more than offset by a decline in revenues in our Bioprocess Division. The same dynamic that we first saw in the third quarter of 2007 continued this quarter: our Bioprocess business is being adversely affected by a handful of our largest North American biotech customers who are reducing their purchases. Outside of revenues associated with these accounts, our other biotech customers are generating double-digit revenue growth and we expect the division’s revenue growth to improve in the second half of 2008.

“The strategic investments we have made in our Bioscience Division have provided important balance in our business portfolio. Our broader portfolio enables us to make long-term investments and drive earnings and cash flow growth despite the headwinds we are currently facing from some of our largest Bioprocess customers. We remain confident in the attractiveness of the global biotech industry and we are taking steps to further strengthen our organization and competitive position.”

Q1 2008 Highlights

•	Increased free cash flow by approximately $40 million and repaid $40 million of debt.

•	Established partnership with Guava Technologies to provide bench-top flow cytometry solutions for the cell biology market.

•	Launched Milli-Q Integral® Water Purification System, which provides scientists with an integrated, bench-top solution for pure and ultrapure water.

•	Expanded manufacturing operations in Danvers, Massachusetts to meet increasing demand for the Bioprocess Division’s disposable manufacturing products.

•

Achieved major milestone in the Company’s Focused Factory initiative by closing Cidra, Puerto Rico facility. The facility is the sixth and final plant to be closed as part of the plan Millipore laid out for investors in 2005 to improve the efficiency of its global supply chain.

•	Announced plans to open a new state-of-the-art application and training facility in Singapore to meet the growing needs of biotech customers who are expanding in Asia.

Revenue Growth by Geography ($ millions):

	Three Months Ended
	March 29, 2008	March 31, 2007	% Growth
Americas	$146.3	$162.7	(10%)
Europe	171.3	146.5	17%
Asia/Pacific	78.6	62.8	25%

Total	$396.2	$372.0	7%

Revenue Growth by Division ($ millions):

	Three Months Ended
	March 29, 2008	March 31, 2007	% Growth
Bioprocess	$216.6	$214.3	1%
Bioscience	179.6	157.7	14%

Total	$396.2	$372.0	7%

Quarterly Earnings Call

Millipore will host a conference call and webcast to discuss its financial results, business outlook, and related corporate and financial matters at 4:45 p.m. Eastern Time today. The call can be accessed through Millipore’s website: http://www.millipore.com. A replay of the call will be archived on the Investor Relations section of the website and will also be available via telephone by dialing (800) 642-1687 or (706) 645-9291 and entering confirmation code: 41784959. The telephonic replay will be available beginning at 8:00 p.m. ET on April 30, 2008 until 11:59 p.m. ET on May 2, 2008.

About Millipore

Millipore (NYSE: MIL) is a life science leader providing cutting-edge technologies, tools, and services for bioscience research and biopharmaceutical manufacturing. As a strategic partner, we collaborate with customers to confront the world’s challenging human health issues. From research to development to production, our scientific expertise and innovative solutions help customers tackle their most complex problems and achieve their goals. Millipore Corporation is an S&P 500 company with more than 6,000 employees in 47 countries worldwide.

Advancing Life Science Together™

Research. Development. Production.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release are non-GAAP gross profit, gross profit margin, operating income, operating margin, pre-tax income, net income, diluted earnings per share, and free cash flow. Non-GAAP gross profit, gross profit margin, operating income, operating margin, pre-tax income, net income and diluted earnings per share exclude costs related to our manufacturing consolidation strategy, acquisition integration and restructuring expenses related to the acquisition of Serologicals, amortization of intangible assets, inventory fair value adjustments related to business acquisitions, and certain changes in tax accruals. We define free cash flow as net cash provided by operating activities less additions to property, plant, and equipment. There are limitations in using non-GAAP financial measures as they are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies.

We believe that the non-GAAP financial measures provide useful and supplementary information to investors regarding our quarterly performance. It is our belief that these non-GAAP financial measures have been particularly useful to investors over the last couple of years because of the significant changes that have occurred outside of our day-to-day business in accordance with the execution of our new strategy. This strategy includes strengthening our leadership position with bioscience customers, becoming a strategic supplier in bioscience research markets, leading our industry in product quality and manufacturing effectiveness, becoming a magnet for talent, and doubling the value of the Company between 2004 and 2009. The financial impact of certain elements of these activities, particularly acquisitions, are often large relative to our overall financial performance and most of the related charges are recorded in one or two fiscal quarters but not in other fiscal quarters, which can adversely affect the comparability of our results from period to period. As an example, the scope and scale of our manufacturing consolidation strategy was the largest in our history. This initiative has resulted in the closure of six manufacturing plants. We believe free cash flow is a useful measure to evaluate our business as it indicates the amount of cash generated after additions to property, plant, and equipment that is available for, among other things, strategic acquisitions, investments in our business, and repayment of debt.

We regularly use non-GAAP financial measures internally to understand, manage, and evaluate our business results and make operating decisions. We also measure our employees and compensate them, in part, based on such non-GAAP measures. For the same reasons, we also use this information for our forecasting activities. The non-GAAP financial measures presented herein also facilitate comparisons to our historical operating results, which have consistently been presented in this manner.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on our reported results and, therefore, should not be relied upon as the sole financial measures to evaluate our financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of the financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release. Our earnings guidance, however, is only provided on a non-

GAAP basis. It is not feasible to provide GAAP diluted earnings per share guidance because the items excluded, other than amortization expense, are difficult to predict and estimate and are primarily dependent on future events.

Forward Looking Statements:

The matters discussed herein, as well as in future oral and written statements by management of Millipore Corporation that are forward-looking statements, are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements.

Potential risks and uncertainties that could affect Millipore’s future operating results include, without limitation, failure to achieve design wins into our pharmaceutical and biotechnology customers’ manufacturing design phase for a particular drug; delay, suspension or termination of a customer’s volume production; lack of availability of raw materials or component products on a timely basis; regulatory delay in the approval of customers’ therapeutics; limitations on cash flow available for operations and investment due to increased debt service obligations; the inability to establish and maintain necessary product and process quality levels; reduced demand for animal-derived cell culture products; the inability to realize the expected benefits of development, marketing, licensing and other alliances; competitive factors such as new membrane or chromatography technology; the inability to achieve anticipated cost benefits of our supply chain initiatives; risks relating to our concentration of principal manufacturing operations; the inability to utilize technology in current or planned products due to overriding rights by third parties; potential environmental liabilities; conditions in the economy in general and in the bioscience and bioprocess markets in particular; foreign exchange fluctuations; reduced private and government research funding; exposure to product liability claims; and difficulties inherent in transferring or outsourcing of manufacturing operations. Please refer to our filings with the SEC, including our most recent Annual Report on Form 10-K, for more information on these and other risks that could cause actual results to differ.

-tables follow-

Contacts:

Joshua Young

Director, Investor Relations

Millipore Corporation

(978) 715-1527

(800) 225-3384

joshua_young@millipore.com

Lynn Garvin

Vice President, Corporate Communications

Millipore Corporation

(978) 715-1043

lynn_garvin@millipore.com

Millipore Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 29, 2008	March 31, 2007
Net sales	$396,204	$371,992
Cost of sales	188,067	182,129

Gross profit	208,137	189,863
Selling, general and administrative expenses	125,502	122,844
Research and development expenses	25,009	27,464

Operating income	57,626	39,555
Interest income	111	471
Interest expense	(14,796)	(16,748)

Income before income taxes and minority interest	42,941	23,278
Provision for (benefit from) income taxes	9,577	(4,350)
Minority interest	781	969

Net income	$32,583	$26,659

Diluted earnings per share	$0.59	$0.49

Diluted weighted average shares outstanding	55,506	54,734

Millipore Corporation

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 29, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$29,066	$36,177
Accounts receivable, net	329,528	292,143
Inventories	290,622	277,355
Deferred income taxes and other current assets	84,704	84,414

Total current assets	733,920	690,089
Property, plant and equipment, net	608,953	589,161
Deferred income taxes	21,525	21,973
Intangible assets, net	422,615	432,108
Goodwill	1,027,309	1,019,581
Other assets	23,438	24,345

Total assets	$2,837,760	$2,777,257

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$6,329	$5,240
Accounts payable	93,696	96,915
Accrued expenses and other current liabilities	195,491	164,996
Income taxes payable and deferred income taxes	14,333	15,090

Total current liabilities	309,849	282,241
Long-term debt	1,250,802	1,260,043
Deferred income taxes	10,771	9,384
Other liabilities	87,786	82,778
Minority interest	6,036	6,243
Shareholders’ equity	1,172,516	1,136,568

Total liabilities and shareholders’ equity	$2,837,760	$2,777,257

Millipore Corporation

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	March 29, 2008	March 31, 2007
Cash flows from operating activities:
Net income	$32,583	$26,659
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	32,570	30,331
Stock-based compensation	4,791	2,916
Deferred income tax provision (benefit)	2,409	(3,508)
Business acquisition inventory fair value adjustments	—	9,165
Other	1,456	(5,677)
Changes in operating assets and liabilities:
Accounts receivable	(20,185)	875
Inventories	1,237	(7,149)
Other assets	160	(5,516)
Income taxes payable	(430)	(7,613)
Other liabilities	(14,180)	(30,864)

Net cash provided by operating activities	40,411	9,619

Cash flows from investing activities:
Additions to property, plant and equipment	(13,472)	(22,576)
Other	(3,074)	251

Net cash used in investing activities	(16,546)	(22,325)

Cash flows from financing activities:
Proceeds from issuance of common stock under stock plans	9,224	15,396
Net repayments under the revolving credit facility	(40,894)	(28,822)
Net borrowings under short-term debt	1,060	—
Dividends paid to minority shareholders	(895)	(1,014)

Net cash used in financing activities	(31,505)	(14,440)

Effect of foreign exchange rates on cash and cash equivalents	529	6,231

Net decrease in cash and cash equivalents	(7,111)	(20,915)
Cash and cash equivalents at beginning of year	36,177	77,481

Cash and cash equivalents at end of period	$29,066	$56,566

Millipore Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

Three Months Ended March 29, 2008

(dollars in thousands, except EPS data)

	Gross Profit	Gross Profit Margin	Operating Income	Operating Margin	Pre-tax Income	Net Income	Diluted EPS
GAAP results, three months ended March 29, 2008	$208,137	52.5%	$57,626	14.5%	$42,941	$32,583	$0.59

Non-GAAP adjustments:

Costs related to manufacturing consolidation strategy	2,180	0.6%	2,180	0.6%	2,180	1,425	0.02

Purchased intangibles amortization	2,360	0.6%	15,813	4.0%	15,813	10,338	0.19

Total non-GAAP adjustments	4,540	1.2%	17,993	4.6%	17,993	11,763	0.21

Non-GAAP results, three months ended March 29, 2008	$212,677	53.7%	$75,619	19.1%	$60,934	$44,346	$0.80

Millipore Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

Three Months Ended March 31, 2007

(dollars in thousands, except EPS data)

	Gross Profit	Gross Profit Margin	Operating Income	Operating Margin	Pre-tax Income	Net Income	Diluted EPS
GAAP results, three months ended March 31, 2007	$189,863	51.0%	$39,555	10.6%	$23,278	$26,659	$0.49

Non-GAAP adjustments:

Costs related to manufacturing consolidation strategy	3,748	1.0%	3,748	1.0%	3,748	2,652	0.05

Business acquisition inventory fair value adjustments	9,165	2.5%	9,165	2.5%	9,165	6,484	0.12

Acquisition integration and restructuring expenses	586	0.2%	5,020	1.4%	5,020	3,551	0.06

Purchased intangibles amortization	2,355	0.6%	14,545	3.9%	14,545	10,290	0.19

Change in tax accrual	—	—	—	—	—	(9,100)	(0.17)

Total non-GAAP adjustments	15,854	4.3%	32,478	8.8%	32,478	13,877	0.25

Non-GAAP results, three months ended March 31, 2007	$205,717	55.3%	$72,033	19.4%	$55,756	$40,536	$0.74

Non-GAAP Gross Profit and Gross Profit Margin

The calculation of non-GAAP gross profit and gross profit margin is displayed in the above tables. Non-GAAP gross profit and gross profit margin exclude the costs related to our manufacturing consolidation strategy for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures” section of this press release. Non-GAAP gross margin and gross profit margin exclude the amortization of intangible assets and acquired inventory fair value adjustments from business acquisitions because (1) the amounts are non-cash, (2) we can not influence the timing and amount of future expense recognition, and (3) excluding such expenses provides investors and management better visibility into the components of operating expenses. In addition, non-GAAP gross profit and gross profit margin exclude acquisition and related integration expenses in connection with the acquisition of Serologicals because this is the largest acquisition in recent Millipore history.

Non-GAAP Operating Income and Operating Margin

The calculation of non-GAAP operating income and operating margin is displayed in the above tables. Non-GAAP operating income and operating margin exclude the amortization of intangible assets and acquired inventory fair value adjustments related to business acquisitions because (1) the amounts are non-cash, (2) we can not influence the timing and amount of future expense recognition, and (3) excluding such expenses provides investors and management better visibility into the components of operating expenses. The calculation of non-GAAP operating income and operating margin also excludes the costs related to our manufacturing consolidation strategy described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures” section of this press release. Non-GAAP operating income and operating margin exclude acquisition and related integration expenses in connection with the acquisition of Serologicals because this is the largest acquisition in recent Millipore history.

Non-GAAP Pre-tax Income

The calculation of non-GAAP pre-tax income is displayed in the above tables. The calculation of non-GAAP pre-tax income also excludes costs related to our manufacturing consolidation strategy; acquisition and integration expenses; and amortization of intangible assets and acquired inventory fair value adjustments related to business acquisitions for the reasons described for non-GAAP operating income and operating margin above.

Non-GAAP Net Income

The calculation of non-GAAP net income is displayed in the above tables. Non-GAAP net income excludes changes in tax accruals because this is a significant non-recurring item affecting the income tax provision. Because pre-tax income is included in the net income calculation, the non-GAAP net income calculation also excludes costs related to our manufacturing consolidation strategy; acquisition and related integration expenses in connection with the acquisition of Serologicals; and amortization of intangible assets and acquired inventory fair value adjustments related to business acquisitions for the reasons described for non-GAAP pre-tax income above.

Non-GAAP Diluted Earnings per Share

The calculation of non-GAAP diluted earnings per share is displayed in the above tables. Because net income is included in the diluted earnings per share calculation, the non-GAAP diluted earnings per share calculation excludes the amounts for costs related to our manufacturing consolidation strategy; acquisition and related integration expenses in connection with the acquisition of Serologicals; amortization of intangible assets and acquired inventory fair value adjustments related to business acquisitions; and changes in tax accruals for the reasons described for non-GAAP net income above.

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